Exhibit 99.2

NEWS RELEASE for November 02, 2007

Contact:

Investor Relations/ Financial Media:	Company:
Capital Link, Inc. Nicolas Bornozis President 230 Park Avenue Suite 1536 New York, NY 10169 Tel. (212) 661-7566 E-mail: oceanautinc@capitallink.com www.capitallink.com

Oceanaut, Inc.

Christopher Georgakis

President & Chief Executive Officer

Oceanaut, Inc.

17th Km National Road Athens-Lamia & Finikos Street

145 64 Nea Kifisia

Athens, Greece

Tel: 011-30-210-62-09-520

Fax: 011-30-210-62-09-528

E-Mail: info@oceanautinc.com

            www.oceanautinc.com

Oceanaut, Inc. Announces Date of Conference Call to Discuss the Proposed Acquisition of the Nine Dry Bulk Carriers

Athens, Greece – November 2, 2007 – Oceanaut, Inc., (AMEX: OKN; OKN.U; OKN.WS; the “Company” or “Oceanaut”) today announced that members of its management, along with a representative of the Restis family, will hold a conference call on Thursday, November 08, 2007 at 10:00 a.m. EST for its shareholders concerning the proposed acquisition of the nine dry bulk carriers from companies associated with members of the Restis family, including four secondhand vessels and five newbuildings, all as more fully described in the preliminary proxy statement filed on October 24, 2007 with the Securities and Exchange Commission.

Conference Call details:

Participants should dial into the call 10 minutes before the scheduled time using the following numbers: 1866 819 7111 (from the US), 0800 953 0329 (from the UK) or +44 1452 542 301 (from outside the US). Please quote “Oceanaut.”

In case of any problem with the above numbers, please dial 1 866 223 0615 (from the US), 0800 694 1503 (from the UK) or +44 1452 586 513 (from outside the US). Quote “Oceanaut.”

A telephonic replay of the conference call will be available until November 15, 2007 by dialing 1866 247 4222 (from the US), 0800 953 1533 (from the UK) or +44 1452 550 000 (from outside the US). Access Code: 23271374#

Slides and audio webcast:

There will also be a live slides webcast of the conference call, through the Oceanaut website (www.oceanautinc.com). The webcast and the slides will remain archived on the website in the Investor Relations section under Presentations.

Participants to the webcast should register on the website approximately 10 minutes prior to the start of the webcast.

About Oceanaut, Inc.

Oceanaut, Inc. (AMEX: OKN; OKN.U; OKN.WS) is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, vessels or one or more operating businesses in the shipping industry.

Forward Looking Statement

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth strategy and measures to implement such strategy. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the scope and timing of SEC and other regulatory agency review, competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information

In connection with the proposed transaction and required shareholder approval, Oceanaut will file with the SEC a definitive proxy statement that will be mailed to the shareholders of Oceanaut. Oceanaut’s shareholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the transaction and related matters. Shareholders will be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Oceanaut, Inc., 17th Km National Road Athens-Lamia & Finikos Street, 145 64 Nea Kifisia, Athens, Greece. Once filed, investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov.

Oceanaut and its officers and directors may be deemed to be participating in the solicitation of proxies from the Oceanaut shareholders in favor of the approval of the proposed transaction. Information concerning Oceanaut’s directors and officers is set forth in the publicly filed documents of Oceanaut. Shareholders may obtain more detailed information regarding the direct and indirect interests of Oceanaut and its directors and executive officers in the transaction and related financing by reading the preliminary and definitive proxy statements regarding the proposed acquisition, which will be filed with the SEC.